SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
240.14a-12

France Growth Fund, INC.
- -------------------------------------------------------------
- (Name of Registrant as Specified in its Charter)
-
- OPPORTUNITY-PARTNERS L.P.
-  -------------------------------------------------------------
- (Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)
- Payment of Filing Fee (Check the appropriate box):
-
- [X] No fee required.
-
- [ ] Fee computed on table below per Exchange Act Rules 14a-
6(i)(4)and 0-11.
-
- (1) Title of each class of securities to which transaction applies: _____________________________________________
- (2) Aggregate number of securities to which transaction applies: _____________________________________________
-
- (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- ______________________________________________
-
- (4) Proposed maximum aggregate value of transaction:
______________________________________________
-
- (5) Total fee paid:
- _____________________________________________
-
- [ ] Fee paid previously with preliminary materials.
-
- [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
-
- (1) Amount previously paid:
- _____________________________________________
-
- (2) Form, Schedule or Registration Statement No.:
- _____________________________________________
-
- (3) Filing Party:
- ______________________________________________
-
- (4) Date Filed:
- _______ _______________________________________
-



PRESS RELEASE

June 26, 2002

Shareholder Apologizes to Directors and Officers of the France
Growth Fund

Phillip Goldstein, a shareholder of the France Growth Fund (the "Fund") (NYSE:FRF), today apologized to the Fund's directors and officers for accusing them of breaching their fiduciary duty by repeatedly adjourning the Fund's annual meeting after shareholders voted to defeat a series of proposals that would have radically altered the Fund's objective and management structure and dramatically increased the annual investment advisory fee.

The Fund's latest press release states that the adjournments to which Mr. Goldstein objected are designed "to gather additional stockholder input" regarding the restructuring proposals. Mr. Goldstein had previously alleged that management ordered the adjournments to try to convince several large shareholders that voted against the proposals to change their votes. He stated:
"It now appears that management is merely trying to get out the vote and not seeking to twist anyone's arm to change his vote. When I am wrong, I admit it."

Mr. Goldstein also acknowledges that he may have misinterpreted two SEC releases because the Fund's latest press release states:
"The SEC Release actually supports the Fund's decision [to adjourn the meeting]." He stated: "I thought the SEC would disapprove of adjourning a meeting at which almost 84% of the Fund's shares are represented but apparently I was mistaken. I appreciate the directors and officers of the Fund and their well-paid lawyers for enlightening me about an alternate interpretation of the following two SEC releases.

***************************************************

NOTICE OF PROPOSAL TO (1) ADOPT RULE 20a-4 UNDER THE
INVESTMENT COMPANY ACT OF 1940 PROHIBITING ADJOURNMENT OF
MEETING OF SHAREHOLDERS OF REGISTERED INVESTMENT COMPANY AND
SOLICITATION OF ADDITIONAL PROXIES AND (2) AMEND RULE 20a-1.

FILE NO. S7-434

SECURITIES AND EXCHANGE COMMISSION

INVESTMENT COMPANY ACT OF 1940, Release No. 7087; SECURITIES
EXCHANGE ACT OF 1934, Release No. 9546

1972 SEC LEXIS 381

March 31, 1972
TEXT:   [*1]

   NOTICE IS HEREBY GIVEN that the Securities and Exchange Commission has under consideration the adoption of Rule 20a-4 under the Investment Company Act of 1940 ("Act"), to prohibit, except under certain circumstances, the adjournment of a meeting of shareholders of any investment company registered under the Act and any additional solicitation of proxies to be used at a reconvened meeting of shareholders.

   The Commission has been concerned with recent practices whereby investment company shareholder meetings have been repeatedly adjourned, notwithstanding the presence of a quorum under state law, in an effort to gain sufficient additional votes to carry certain proposals.

   The proposed rule is designed to prohibit the adjournment of a meeting of shareholders at which is present in person or by proxy a quorum under state or applicable law or corporate charter or other instrument pursuant to such law, for the purpose of soliciting additional proxies in the event that there are insufficient votes cast to approve pursuant to the Act a proposal recommended by management. However, the rule would also preclude an adjournment intended to affect a vote pertaining to a shareholder proposal. The rule would not limit adjournments where less than the aforesaid number of voting securities were present.

   The Commission recognizes that certain unusual circumstances may warrant or necessitate adjournments and additional solicitations despite the presence of a quorum. Although the Commission would not anticipate that many such situations would arise, where, for example, a material factual change has occurred so as to render the proxy soliciting material misleading, an adjournment would be necessary and not within the intent of the rule's prohibition.

   The proposed rule would be adopted pursuant to Sections 20(a) and 38(a) of the Act. Section 20(a) states that it is unlawful for any person by use of the mails or any means or instrumentality of interstate commerce or otherwise, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security of which a registered investment company is the issuer in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors. Section 38(a) states, in part, that the Commission
shall have  [*3]   the authority from time to time to make, issue
and amend such rules and regulations as are necessary or appropriate to the exercise of the powers conferred upon the Commission elsewhere in the Act.

   Additionally, Rule 20a-1 would be amended to incorporate a reference to Rule 20a-4.

   The text of the proposed rule is as follows:

Rule 20a-4 Prohibition against adjournment of certain meetings of shareholders.

	No meeting of shareholders of any registered investment company which relates to a proposal requiring shareholder approval shall be adjourned if there is present at such meeting, in person or by proxy, a quorum under state or applicable law or corporate charter or other instrument pursuant to such law.

   Rule 20a-1 would be amended as follows (additions underlined):

	(a) No person shall solicit or permit the use of his name to solicit any proxy, consent or authorization in respect of any security of which a registered investment company is the issuer, except upon compliance with Rules 20a-2, 20a-3 and 20a-4 and all rules and regulations. . . .

   All interested persons are invited to submit their written views and comments on the proposed rule to Ronald F. Hunt,
Secretary,   [*4]   Securities and Exchange Commission,
Washington, D.C. 20549, on or before May 19, 1972. All communication to the Secretary in this regard should refer to File No. S7-434, and will be available for public inspection.

   By the Commission

***************************************************

STATEMENT ON ADJOURNMENT OF INVESTMENT COMPANY SHAREHOLDER
MEETINGS AND WITHDRAWAL OF PROPOSED RULE 20a-4 AND AMENDMENT
TO RULE 20a-1

SECURITIES AND EXCHANGE COMMISSION

INVESTMENT COMPANY ACT OF 1940
Release No. 7659

1973 SEC LEXIS 3242

February 6, 1973
TEXT:   [*1]

   On March 31, 1972, the Securities and Exchange Commission published notice (Investment Company Act Release No. 7087, Securities Exchange Act Release No. 9546) n1 that it had under consideration the adoption of proposed Rule 20a-4 under the Investment Company Act of 1940 ("Act") and invited all interested persons to comment upon the proposal. The rule would have prohibited any adjournment of a meeting of shareholders of a registered investment company which related to a proposal requiring shareholder approval if a quorum pursuant to state law were present at such meeting. The Commission has considered the comments and suggestions received and has decided to withdraw the proposed Rule and to defer further action on a rule at this time pending further study. Such deferral should not be construed by registered investment companies and their counsel as an abatement of the Commission's concern with the problem of unwarranted adjournments of investment company shareholder meetings or resolicitation of shareholders. Whether or not the Commission will ultimately decide to adopt a rule in this area will be determined in large measure by the conduct of investment company management with respect to such solicitations in the future.

   n1 Proposed Rule 20a-4 and the proposed amendment to Rule
20a-1 were published in the Federal Register issue of April 4, 1972.

   Investment company management must weight carefully the decision whether to adjourn a shareholder meeting for the purpose of soliciting shareholders to obtain additional proxies in an effort to secure sufficient votes to pass a particular proposal or proposals. In any case where shareholders clearly express their disagreement and disinterest in a proposal through negative votes or abstention, and thus fail to yield sufficient votes for passage, management must determine if an adjournment and additional solicitation is reasonable and in the interest of shareholders, or whether such procedures would constitute an abuse of management's office. Where management embarks upon a course of adjournment and additional solicitation, the Commission will consider whether such conduct appears to constitute a breach of fiduciary duty under section 36(a) of the Act.

   Among other factors the Commission will consider will be the nature of the proposal, the percentage of votes actually cast, the percentage of actual negative votes, the nature of the further solicitation and the information provided to shareholders with respect to the reasons for such further solicitation (File No. S7-434)

   Proposed Rule 20a-4 is hereby withdrawn. Additionally, a proposed technical amendment to Rule 20a-1 published in the same notice, which would have incorporated a reference to Rule 20a-4, is also hereby withdrawn.

   By the Commission.

***************************************************

For additional information please contact Phillip Goldstein at
(914) 747-5262 or at oplp@att.net.